As filed with the Securities and Exchange Commission on December 16, 2010
                                                     Registration No. 333-______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VERVE VENTURES INC.
             (Exact name of registrant as specified in its charter)

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
            Nevada                                4950                            01-0949984
  (State or jurisdiction of            (Primary Standard Industrial              (IRS Employer
incorporation or organization)         Classification Code Number)           Identification Number)

                                                            Nevada 123
                                                 297 Kingsbury Grade, Suite 150,
      33 Turnberry Drive                                   Mailbox 4470
      Wilmslow, Cheshire                                    Lake Tahoe
            Sk92QW                                         Nevada 89449
     Tel: 44-161-884-0149                              Tel: (775)-589-1000
(Address and telephone number of                  (Name, address and telephone
  registrant's executive office)                  number of agent for service)

                                 With a Copy to:
                             Karen A., Batcher, Esq.
                             Synergen Law Group, APC
                          819 Anchorage Place, Suite 28
                              Chula Vista, CA 91914
                                Tel. 619.475.7882
                                Fax. 619.512.5184
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   From time to time after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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======================================================================================================
  Title of Each                               Proposed Maximum      Proposed Maximum        Amount of
Class of Securities      Amount of Shares      Offering Price      Aggregate Offering     Registration
 to be Registered        to be Registered       per Share (1)            Price                 Fee
------------------------------------------------------------------------------------------------------
  Common Stock              5,550,000         $0.01 per share           $55,500               $3.96
======================================================================================================
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(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                               VERVE VENTURES INC.
                                5,550,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders named in this prospectus are offering the 5,550,000 shares of our common stock offered through this prospectus. The 5,550,000 shares offered by the selling shareholders represent 69% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering. We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

                                    Underwriting
                   Offering        Discounts and             Proceeds to
                    Price           Commissions         Selling Shareholders
                    -----           -----------         --------------------
     Per Share      $0.01               None                  $0.01
     Total          $55,500             None                  $55,500

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at 0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS: DECEMBER 16, 2010
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary                                                                       3
Risk Factors                                                                  5
Forward-Looking Statements                                                    9
Use of Proceeds                                                               9
Determination of Offering Price                                               9
Dilution                                                                      9
Selling Shareholders                                                          9
Plan of Distribution                                                         11
Description of Securities                                                    14
Interest of Named Experts and Counsel                                        14
Description of Business                                                      15
Legal Proceedings                                                            18
Market for Common Equity and Related Stockholder Matters                     18
Plan of Operations                                                           20
Changes in and Disagreements with Accountants                                22
Available Information                                                        22
Directors, Executive Officers, Promoters and Control Persons                 23
Executive Compensation                                                       24
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions                               25
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             26
Financial Statements                                                         26

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                                     SUMMARY

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. We have suffered operating losses since our inception. As such we may have to cease operations and you could lose your investment.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" " Verve Ventures Inc." or "Verve" refers to Verve Ventures Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. Prospective investors are urged to read the entire prospectus before making an investment decision to purchase our common shares.

We were incorporated on February 23, 2010 under the laws of the state of Nevada. Our principal offices are located at 33 Turnberry Drive Wilmslow, Cheshire Sk92QW. Our telephone number is 44-161-884-0149. We intend to provide household and business waste removal and disposal services to corporate and individual clients in the United Kingdom. Our services will be focused on a client base that is willing to pay a premium to assure both social and environmental concerns are addressed in all aspects of waste collection and disposal. We intend to operate a fleet of vehicles and a sorting/storage facilities both of which will begin small and scalable.

At the time of filing this registration statement the company has begun the development of a corporate website (www.vervejunk.com), set up a toll free number (1-808-189-0364) raised $25,250 in share capital and completed an audit of the company's financial statements ended October 31, 2010. We have yet to implement our business plan.

The following steps are required in order to begin operations (All figures have been converted into US dollars our reporting currency):

COMPLETION OF SECONDARY FINANCING (180 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)
BUDGET: 15,000

DEVELOP WEBSITE (45 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)
BUDGET: $15,000

LEASE `WASTE-REMOVAL VEHICLES' (IMMEDIATELY UPON COMPLETION OF WEBSITE)
BUDGET: $88,280

ESTABLISH AND PROCESSING PLANT. (60 DAYS AFTER COMPLETION OF SECONDARY
FINANCING)
BUDGET: $51,000

HIRE STAFF (IMMEDIATELY UPON ESTABLISHMENT OF PROCESSING PLANT)
BUDGET: $108,000

BEGIN MARKETING EFFORTS AND OPERATIONS (IMMEDIATELY UPON HIRING STAFF)
BUDGET: 25,000

REVENUE

Revenue will be generated based on payment from potential clients for waste removal services. The fees will be determined based on location of pickup, time to load truck, and amount of trips required. Additional income will be generated in special situations from resale of re-useable products. At the time of this registration statement we have no potential clients nor have we made an effort to procure any.

TOTAL TIMELINE: 285 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT TOTAL BUDGET: $302,280

At our year end, October 31, 2010 we had assets of $24,653 made up completely of cash and a net loss of ($1,972). Our current monthly burn rate is approximately $1,200 and our current capital will last the company less than 20 months. Our budget to complete our plan of operations is $302,280.

THE OFFERING:

Securities Being Offered       Up to 5,550,000 shares of common stock.

Offering Price                 The selling shareholders will sell our shares at
                               a fixed price of $0.01 per share unless and until our shares are quoted on the OTC Bulletin Board.

                               There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

                               We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering          The selling shareholders will determine when and
                               how they will sell the common stock offered in this prospectus.

Termination of the Offering    The offering will conclude when all of the
                               5,550,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion but in no event later than two years from the effective date of this registration statement. ( Date of expiration will be provided for this continuous offering once known)

Securities Issued
 and to be Issued              5,550,000 shares of our common stock to be sold
                               in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                We will not receive any proceeds from the sale of
                               the common stock by the selling shareholders.

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SUMMARY FINANCIAL INFORMATION

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                As of October 31, 2010 (Audited)
                                                --------------------------------
BALANCE SHEET
Total Assets                                                 $24,653
Total Liabilities                                            $ 1,375
Stockholders Equity                                          $23,278

                                                 Period from February 23, 2010
                                                     (date of inception) to
                                                   October 31, 2009 (Audited)
                                                   --------------------------
INCOME STATEMENT
Revenue                                                      $    --
Total Expenses                                               $ 1,972
Net Loss                                                     $(1,972)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE INTEND TO ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 9,050,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at October 31, 2010 we had cash on hand of $24,653, we have accumulated a deficit of ($1,972) in business development expenses. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We intend to raise the required funds through an equity placement by filing a secondary registration statement. We will realize no proceeds from the present registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. We have not generated any revenue from operations to date. The specific cost requirements needed to maintain operations will depend upon demand generated from potential clients but initial projections are discussed in the Plan of Operations.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

 Our two officers and directors Leslie Clitheroe and Christopher Clitheroe will only be devoting limited time to our operations. Christopher will be handling most of the company's day to day operations and intends to devote 10 hours of his week to our business affairs until such a time when a salary can be drawn. Leslie Clitheroe will be available on an as needed basis until full operations begin. Because our directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

IF WE DO NOT COMPLY WITH CONDITIONS SET BY THE ENVIRONMENTAL PERMITTING REGULATOR WE CAN BE PENALIZED.

If a corporation does not comply with the conditions set by the regulator of an environmental permit the regulator has the following enforcement procedures:

     - For minor breaches a regulator will discuss what is needed to comply with environmental permitting
     - in more serious cases the regulator can issue a suspension notice, enforcement notice, prosecute or revoke the permit.

The regulator can prosecute if we commit an offence, including if we:

1) operate a regulated facility, or cause or allow a regulated facility to operate, without being authorized, eg if you do not have an environmental permit or registered exemption 2) cause or allow a water discharge activity or groundwater activity without an environmental permit 3) don't comply with the conditions in your environmental permit 4) don't comply with an enforcement notice, prohibition notice, suspension notice, landfill closure notice or mining waste closure notice 5) don't comply with an information notice 6) make a false or misleading statement to your regulator 7) intentionally make a false entry in a record you are required to keep under an environmental permit condition 8) forge documents required under an environmental permit condition.

BECAUSE WE HAVE ONLY TWO OFFICERS AND DIRECTORS WHO HAVE NO FORMAL TRAINING IN WASTE MANAGEMENT SERVICES OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our two officers Leslie Clitheroe and Christopher Clitheroe do not have experience in the field of waste management. Because of this lack of experience there is a risk that some of the strategic or operational factors needed to achieve self sustaining levels of revenues may be overlooked. If we are unable to reach our projected break-even level of 1,250 clients per year our business could fail or require additional financing beyond our current budget.

BECAUSE FUEL IS A LARGE VARIABLE COST IN OUR BUSINESS MODEL WE ARE AT RISK OR RISING ENERGY PRICES AFFECTING OUR PROFITABILITY.

Diesel fuel is the largest variable cost in our business model. The price of diesel is beyond the control of the company and if levels rise this will cut into our costs that we may, or may not, be able to recover with in increased service charges to clients. If fuel prices rise substantially our break even number of clients are likely to increase making it more difficult to achieve profitable operations.

BECAUSE WE HAVE ONLY TWO OFFICERS AND DIRECTORS WHO HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only two officers and directors. Both have no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause an investor to lose their investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls they will have created and will be accurate in assembling and providing information to investors. Leslie and Christopher's lack of training in financial accounting and management my result in a material misstatement of the Company's financial statements. In addition due to the Company's lack of accounting personnel we may be unsuccessful in maintaining effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements of our financial statements.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR DIRECTORS OWNS 39% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors, Leslie Clitheroe and Christopher Clitheroe, own approximately 39% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE AMOUNT OF SHARES TO BE SOLD THROUGH THIS OFFERING MAY MAKE IT DIFFICULT TO MAKE A SUCCESSFUL OFFERING OF OUR SECURITIES IN THE NEAR FUTURE.

Our selling shareholders are offering a significant percentage (61%) of our outstanding shares through this registration statement. As such, it may be difficult to make a successful offering of our securities to raise capital in the near future.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officers and directors are non-U.S. residents. Consequently, it may be difficult for investors to affect service of process on Leslie and Christopher Clitheroe in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Clitheroe based on the civil liability provisions of the United States securities laws. Since our assets will be located in the UK and other non-US countries it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of this registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

As a public company we will incur additional costs including but not limited to the following: Audit, Legal, Prospectus printing and drafting, SEC fees, Market Maker, Transfer Agent, and EDGAR filing fees. These costs are expected to run between $12,000 and $40,000 per year.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at a fixed price of $0.01 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,550,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 5,550,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on March 10, 2010;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                  Total Number Of
                                                Shares To Be Offered      Total Shares to Be       Percentage of Shares
     Name Of              Shares Owned Prior        For Selling          Owned Upon Completion    owned Upon Completion
Selling Shareholder       To This Offering      Shareholders Account       Of This Offering         of This Offering
-------------------       ----------------      --------------------       ----------------         ----------------
Andrea Clitheroe *1            300,000                300,000                    Nil                       Nil
Jennifer Clitheroe *2          300,000                300,000                    Nil                       Nil
Katie Freeman                  300,000                300,000                    Nil                       Nil
Samantha Jones                 300,000                300,000                    Nil                       Nil
Matthew Murray                 300,000                300,000                    Nil                       Nil
Amy Naden                      300,000                300,000                    Nil                       Nil
Alex Hemmings                  300,000                300,000                    Nil                       Nil
Alexander Kilburn              300,000                300,000                    Nil                       Nil
Elizabeth Mellar               300,000                300,000                    Nil                       Nil
Carly McGuinness               300,000                300,000                    Nil                       Nil
Edward Mason                   150,000                150,000                    Nil                       Nil
Holly Smith                    150,000                150,000                    Nil                       Nil
Laleh Yaghoobzadeh             150,000                150,000                    Nil                       Nil
Michael Jarvie                 150,000                150,000                    Nil                       Nil
Neil Bolton                    150,000                150,000                    Nil                       Nil
Richard Berkeley               150,000                150,000                    Nil                       Nil
Rachel Rotherham               150,000                150,000                    Nil                       Nil
Steven Cook                    150,000                150,000                    Nil                       Nil
Thomas Finlinson               150,000                150,000                    Nil                       Nil
Tom Ramsbottom                 150,000                150,000                    Nil                       Nil
Tara Whiley                    150,000                150,000                    Nil                       Nil
Jeni Ormerod                   150,000                150,000                    Nil                       Nil
Ryan Murray                    150,000                150,000                    Nil                       Nil
Jose Garcia Russo              150,000                150,000                    Nil                       Nil
Sara McCulloch                 150,000                150,000                    Nil                       Nil
Gary Mcintosh                  150,000                150,000                    Nil                       Nil
Paul Darlington                150,000                150,000                    Nil                       Nil

----------
*1 Andrea Clitheroe is the spouse of Leslie Clitheroe, a significant stockholder of the Company and a Director.
*2 Jennifer Clitheroe is the daughter of Leslie Clitheroe and the sibling of Christopher Clitheroe, both of whom are significant stockholders of the Company and Directors.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,050,000 shares of common stock issued and outstanding on the date of this prospectus.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time wit hin the past three years; or - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates - are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.01 unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

If applicable, the selling shareholders may distribute shares to one or more of their nominees who are unaffiliated with us. Such nominees may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any nominees with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

For the purpose of this registration statement nominee will be defined as: (a) a person or entity who is requested or named to act for another, such as an agent or trustee, or (b) a potential successor to another's rights under a contract.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

     * A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers
     * Face to face transactions between sellers and purchasers without a broker/dealer.

We may be deemed to me a shell company in accordance with the Securities Act of 1933. If we are deemed to be a shell company then our shares of common stock may not be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to resold through a registration statement declared effective by the SEC or by meeting the conditions of Rule 144(i). Therefore it is possible that you may not be able to sell your shares into the market place.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods". We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than the current officer/director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of October 31, 2010, there were 9,050,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Karen A. Batcher of Synergen Law Group, APC has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Chang
G. Park, CPA To the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on February 23, 2010. We have not started operations but have set up a toll free number and started work on a corporate website (www.vervejunk.com). We intend to provide waste removal and disposal services to corporate and individual clients in the United Kingdom. Our services will be focused on a client base that is willing to pay a premium to assure both social and environmental concerns are addressed in all aspects of waste collection and disposal. We intend to operate a fleet of vehicles and a sorting/storage facilities both of which will begin small and scalable.

Initially we plan to outfit two `Waste-Removal Vehicles' that will be used to collect waste and bring it to a processing/storage facility that where waste will be organized into specialized categories to make sure that all waste is dealt with in the most socially and environmentally responsible manner. There will be 5 main categories of `waste':

Recyclable: Recyclable materials include all products and materials that require further processing and refinement to be made into new produces. These materials include the vast majority of containers, glass, plastics, cardboards, fibrous materials, metals and other. These materials will be stored for delivery to a recycling plant.

Recyclable (compost): Though the majority of our waste removal will not include perishables or other compostable nitrogen and phosphate rich materials any such materials will be stored in a compost area and resold as an aftermarket compost product.

Reusable (Charity): All clothing, furniture and electronic items that are collected. Items of adequate quality will be stored and delivered to the most relevant charity in order to assure they go to a worthy cause.

Reusable (Resale): All materials that can be used for construction including, beams, plywood, rebar, ect. These products will be stored and offered for resale.

Waste: All materials and products that do not fit into the other four categories.

PRO FORMA EXPENSE AND REVENUE BUDGET (ALL COSTS HAVE BEEN CONVERTED TO US DOLLARS OUR REPORTING CURRENCY)

Before any revenue is generated the company will require additional capital which it intends to raise though an equity financing and the filing of an additional registration statement. We will realize no proceeds from the present registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale..We intend to concentrate all our efforts on raising capital during this period.

We cannot commence our plan of operations even if this registration statement goes effective because we will not receive any proceeds from the sale of shares. We can only commence operations if we raise cash through the future sale of shares. We will require additional financing of $325,000 in order to proceed with our full business plan for a full year. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations.

Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our directors and officers. We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing.

If we are successful in raising capital we intend on carrying out our plan of operations.

CAPITAL EXPENSES

Major budgeted expenses include the following:

     Secondary Offering:                        $ 15,000
     Website Development:                       $ 15,000
     Vehicle Leasing:                           $ 88,280
     Plant Leasing and Setup:                   $ 51,000
     Staff Salaries:                            $108,000
     Marketing:                                 $ 25,000
                                                --------
     Total Estimated Capital Expenses:          $302,280
                                                ========

VARIABLE EXPENSES

The primary variable cost will be additional fuel required. Our Capital Expenses include a monthly expense of $2,000 per vehicle in fuel purchases. However if we get more clients than expected or service clients at greater distances this could increase the cost above the budgeted cost.

CORPORATE OVERHEAD EXPENSES

     Audit:                                     $ 15,000
     Legal:                                     $ 10,000
     Filing fees:                               $  2,500
                                                --------
Total Estimated Corporate Overhead Expenses:    $ 27,500
                                                ========

REVENUES

Revenues will be based on the amount of clients we are able to provide our services to and our ability to keep consistent clientele.

Our prices will range from $100 - $500 and will be dependent on the size of the load and whether waste can be brought strait to a disposal facility or if it has to be sorted at our corporate plant. If we are to assume an average client will be billed $250 (towards the conservative end) we will require approximately 1200 clients per year in order to pay for all operational expenditures. While 1300 clients per year are required in order to break even with total costs inclusive of operational and corporate overhead. Based on a full year not taking into consideration holidays that works out to be 3.5 clients served (loads picked up) per day.

We have budgeted for capacity to serve 3-5 pickups per day per vehicle based on the distance, size and location of the pickup. With two vehicles this provides capacity to operate in excess of breakeven levels. Management believes our marketing efforts and the ability to attract clientele will be the primary factor of our success.

MARKET

If we are able to raise capital in an additional equity offering we intend to locate our shop in the Greater Manchester Area. The last population census for Manchester and the Greater Manchester Area put 2001 population of Manchester at 441,200 and the Greater Manchester Area at 2,547,700. (United Kingdom Census 2001 (2007-01-17). "2001 Census; Key facts sheets". manchester.gov.uk. http://web.archive.org/web/20060721151251/www.manchester.gov.uk/planning/studies
/census/keyfacts/.). We expect our primary users to be residences with detached houses and businesses of all categories. There are many competitors currently in the `junk removal' business. There is no guarantee that Verve Ventures will be able to capture a sizable proportion of the local marketplace in order to break even and eventually reach profitable levels of clientele.

MARKETING

We intend to differentiate ourselves by our social and environmental approach and not compete on a price model with the numerous companies already occupying that space. Our website will focus on the things that make our service green and socially conscious:

-Differentiation of waste to make sure the highest possible amount of waste is recycled/reused/donated . -Offsetting of carbon footprint from all vehicles.

In addition we will hand out pamphlets/coupons at environmental functions and use some of our marketing budget to help sponsor social and environmental functions so to directly advertise to our target market.

INSURANCE

We do not maintain any insurance at present but intend to insure all timber assets if such insurance for carbon projects becomes available. At present there is no insurance available for forest-based carbon projects. . Because we do not have any insurance at present, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our two officers and directors. We intend to hire additional employees as described in our plan of operations if we are able to raise the required funds.

GOVERNMENT REGULATIONS

We are required to have a business license as well as comply with all laws regarding waste brokers and dealers in the US and Wales.

WASTE BROKERS AND DEALERS AND ENVIRONMENTAL PERMITTING:

Corporations dealing in waste must register as a waste broker. In addition for corporations that store waste on their own site must be authorized to do so by an environmental permit. If a corporation has an environmental permit there is no need to register as a waste broker.

Environmental permitting is a risk-based regime for regulating business activities that could have an impact on the environment and human health. It is a streamlined system for managing environmental permits with common procedures for appeals, changes and transfers. In order to obtain an environmental permit an application must be filled out. In the case of Verve Ventures a Standard Permit Application is required to be filled out and submitted to the UK Environmental Agency. In order to comply with the environmental permit the company must comply with any conditions issued by the regulator and inform the regulator in advance if any changes to operations are to be made. This process costs nothing unless the application requires the Environmental Agency to advertise an application in accordance with the public participation statement. In this case a (pound)500 (USD$800) charge, or cost if lower, will be required from the corporation applying. The process takes approximately 3-6 week however legally UK Environmental Agency has up to three months to process a Standard Permit Application.

If a corporation does not comply with the conditions set by the regulator of an environmental permit the regulator has the following enforcement procedures:

     - For minor breaches a regulator will discuss what is needed to comply with environmental permitting
     - in more serious cases the regulator can issue a suspension notice, enforcement notice, prosecute or revoke the permit.

CARRIERS LICENSE:

To transport any type of waste in the UK a corporation must have a waste carrier license. The application from, guidance and background notes can be viewed at the following website: http://www.environment-agency.gov.uk/business/sectors/ wastecarriers.aspx. New applications cost (pound)154 (USD$246) and renewal applications cost (pound)105 (USD$168). Applications are processed in the order the UK Environmental Agency receives them and current process time ranges from 2-3 weeks, however legislation allows for up to a two month assessment period.

RESEARCH AND DEVELOPMENT

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES

Our principal offices are located at 33 Turnberry Drive Wilmslow, Cheshire Sk92QW.. Our telephone number is 44-161-884-0149. The current office space is being loaned to use free of charge by our Secretary and director Christopher Clitheroe. We intend to move to a more suitable location in the greater Manchester area if we are able to raise additional capital through an equity placement. We do not pay any rent and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is PO Box 4470 Lake Tahoe, 89449-4470.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 29 registered shareholders.

RULE 144 SHARES

9,050,000 shares of our common stock are issued and outstanding as of the date of this prospectus. The resale of our common stock must be by way of registration or through reliance upon an exemption from registration. Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non- shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

     ALL FIGURES HAVE BEEN CONVERTED INTO US DOLLARS OUR REPORTING CURRENCY

COMPLETION OF SECONDARY FINANCING (180 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)

We expect to complete an additional public offering and file an additional registration statement registering the newly issued shares within 180 days after the effectiveness of this registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our additional public offering. We will require additional financing of $325,000 in order to proceed with our full business plan for a full year. The $280,000 will include all items budgeted for in our plan of operations as well as $37,720 for in additional working capital. We will realize no proceeds from this registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale.

We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our directors and officers.
 We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing. Once the present registration statement is effective there will be a ready market of secondary shares for sale, from which we will receive no proceeds. This will make it difficult to complete our secondary offering and the future share price will dictate the price of any additional raises.

BUDGET: $15,000

DEVELOP WEBSITE (45 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)

We have begun work on a corporate website but additional funds are required in order to purchase and integrate software. Software will include ability to order waste removal services online and time and location of pickup information will be uploaded to vehicle fleet to make for increased efficiencies for both the our corporation as well as our potential clients. Our website will be used to raise awareness for our business and the benefits (social and environmental) our services provide. In addition the website will be used for ordering and payment of our services.

BUDGET: $15,000

LEASE AND OUTFIT WASTE-REMOVAL VEHICLES (IMMEDIATELY UPON COMPLETION OF WEBSITE)

We intend to lease two `Waste-Removal Vehicles'. Initial capital expenditures are projected by Management to be approximately $20,000. This expense is made up of an $8,000 down payment for each vehicle and an additional $2,000 per vehicle to outfit with integrated screen for GPS and delivery data.

In addition monthly costs for each vehicle are expected to be approximately $2,845. This expense is made up of the following costs: $650.00 for lease payments, $150 for insurance, $2,000 for gasoline, and $45 for environmental fees. All numbers have been determined using current available information and converted into USD as this is the currency we will be raising funds in. The monthly costs will be multiplied by twelve in order to determine an annual budget.

BUDGET: $88,280

ESTABLISH AND PROCESSING PLANT. (60 DAYS AFTER COMPLETION OF SECONDARY
FINANCING)

We intend to find a suitable indoor/outdoor space to conduct or sorting and storage operations. This space will be used to organize general waste into the following categories:

Recyclable: Materials that can be further processed to be made into new products. These materials will be delivered to the nearest recycling facility.

Re-usable: Materials, that are suitable to be reused. Use to be determined based on material/product.

Garbage: Materials that do not fit into the other two categories.

Management expects leasing costs of approximately $3,000 per month for a suitable location and initial storage and other equipment expenses of approximately $15,000. This initial cost includes large bins, tarps, computer, and phone.

BUDGET: $51,000

HIRE STAFF (IMMEDIATELY UPON ESTABLISHMENT OF PROCESSING PLANT)

We intend to initially hire two employees other than the current officers and directors. One employee will be responsible for running the organizational and sorting operations at the processing plant while the second will be responsible for operating the second truck. Additional employees will be hired as required. Management intends to pay the processing plant employee $2,500 per month and the truck driver $3,000 per month. In addition a salary of $3,500 per month will be paid to Mr. Christopher Clitheroe who will be driving the second vehicle and handling managerial responsibilities.

BUDGET: $108,000

BEGIN MARKETING EFFORTS AND OPERATIONS (IMMEDIATELY UPON HIRING STAFF)

We intend to begin marketing and actual operations immediately once website, Waste-Removal Vehicles, processing plant and staff are available. Marketing plans are described in greater detail under business description.

BUDGET: 25,000

SUMMARY

In summary, we should be in full operation and taking on contracts within 285 days (approx 9.5 months) of the effectiveness of this registration statement. Our main focus once in full operation will be to expand our business through marketing efforts and to keeps costs to a minimum while making sure any clients we can attract are satisfied with our services.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FOR PERIOD ENDING OCTOBER 31, 2010

We did not earn any revenues from our incorporation on February 23, 2010 to October 31, 2010. We incurred operating expenses in the amount of ($1,972) for the period from our inception on February 23, 2010 through October 31, 2010. These operating expenses were comprised incorporation costs, website, bank service charges and other development costs.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director           Age
----------------           ---

Leslie Clitheroe           60
Christopher Clitheroe      26

EXECUTIVE OFFICERS:

Name of Officer            Age                         Office
---------------            ---                         ------

Leslie Clitheroe           60     President, Chief Executive Officer, Treasurer,
                                  Chief Financial Officer and Chief Accounting
                                  Officer

Christopher Clitheroe      26     Secretary

BIOGRAPHICAL INFORMATION

LESLIE CLITHEROE

Set forth below is a brief description of the background and business experience of our President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer and director.

Since our inception on February 23, 2010, Leslie Clitheroe has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and a member of our board of directors. Mr. Clitheroe attended Manchester University where he obtained a B.A in geography and a M.Ed. in History. Since finishing University Mr. Clitheroe has been employed as a high school teacher, she has held her current position as Head of Geography Department at West Hill School for the past five years. Leslie has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 20% of his business time to our affairs.

During the past five years, Mr. Clitheroe has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Clitheroe was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Clitheroe's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CHRISTOPHER CLITHEROE

Set forth below is a brief description of the background and business experience of our Secretary and director.

Since our inception on February 23, 2010, Christopher Clitheroe has been our Secretary and a member of our board of directors. Mr. Clitheroe attended the University of Nevada where he obtained a Bachelor's Degree in Hotel Management in September 2006. Christopher worked as a butler at the Skylofts at MGM Grand in Las Vegas from January 2006 until December 2007. He then went on to work in a management capacity at the Lancashire Cricket Club until November of 2008. His current occupation is as an account manager with Outsourcery ltd where he has been employed since January 2009. Christopher has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 40% of his business time to our affairs.

   During the past five years, Mr. Clitheroe has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Clitheroe was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Clitheroe's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on February 23, 2010 to October 31, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                     Change in
                                                                                      Pension
                                                                                     Value and
                                                                     Non-Equity     Nonqualified
 Name and                                                            Incentive        Deferred
 Principal                                     Stock      Option        Plan        Compensation    All Other
 Position         Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------         ----   ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Leslie Clitheroe  2010     None       None       None      None         None            None           None           None
President, CEO,
CFO, Treasurer,
Chief Accounting
Officer, and
sole director

Christopher       2010     None       None       None      None         None            None           None           None
Clitheroe
Secretary

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Leslie or Christopher Clitheroe. We do not pay them for acting as a directors or officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at October 31, 2010 except as otherwise indicated, all shares are owned directly.

Title of                       Name and address                           Amount of beneficial         Percent
Class                         of beneficial owner                             ownership               of class
-----                         -------------------                             ---------               --------
Common          Leslie Clitheroe                                              3,000,000                 33% (1)
Stock           President, Chief Executive Officer, Chief Financial,
                Officer, Treasurer, Chief Accounting Officer and sole
                Director
                32, Tewkesbury Close
                Poynton, Cheshire
                SK11QJ

Common          Christopher Clitheroe                                           500,000                  6% (1)
Stock           Secretary and Director
                33 Turnberry Drive
                Wilmslow, Cheshire
                Sk92QW

Common          All Officers and Directors as a                               3,500,000(1)
Stock           group that consists of one person                                shares                 39%

----------
(1) The percent of class is based on 9,050,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leslie Clitheroe purchased 3,000,000 shares of Verve Ventures Inc. at a price of $0.001 per share on April 7, 2010. Christopher Clitheroe purchased 500,000 shares of Verve Ventures Inc. at a price of $0.001 per share on April 21, 2010 None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On February 23, 2010, a Director and President, Leslie Clitheroe loaned the Company $1,275. On March 22, 2010, a Director and President, Leslie Clitheroe loaned the Company $100. The loan is non-interest bearing, unsecured and due upon demand.

The Company shares office space in the office of its Secretary and Director Christopher Clitheroe We do not pay any rent and there is no agreement to pay any rent in the future nor is there a binding agreement for the space to be provided indefinitely on a rent-free basis. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

VERVE VENTURES INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
October 31, 2010


REPORT OF INDEPENDENT ACCOUNTING FIRM                            F-1

BALANCE SHEET                                                    F-2

STATEMENT OF OPERATIONS                                          F-3

STATEMENT OF STOCKHOLDERS' EQUITY                                F-4

STATEMENT OF CASH FLOWS                                          F-5

NOTES TO THE FINANCIAL STATEMENTS                                F-6

                              Chang G. Park, Ph. D.
       2667 CAMINO DEL RIO SOUTH PLAZA B * SAN DIEGO * CALIFORNIA 92108 *
       * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 764-5480
                         * E-MAIL changgpark@gmail.com *


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Verve Venture Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Verve Venture Inc. (A Development Stage "Company") as of October 31, 2010 and the related statements of operation, changes in shareholders' equity and cash flow for the period from February 23, 2010 (inception) to October 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Verve Venture Inc. as of October 31, 2010 and the result of its operation and its cash flow for the period from February 23, 2010 (inception) to October 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang Park
-----------------------------
CHANG G. PARK, CPA
December 10, 2010
San Diego, CA. 92108

VERVE VENTURES INC.
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                    October 31,
                                                                       2010
                                                                     --------
ASSETS

CURRENT ASSETS
  Cash                                                               $ 24,653
                                                                     --------
      TOTAL CURRENT ASSETS                                             24,653
                                                                     --------

      TOTAL ASSETS                                                   $ 24,653
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Loan from Director                                                 $  1,375
                                                                     --------
      TOTAL CURRENT TERM LIABILITIES                                    1,375
                                                                     --------

      TOTAL LIABILITIES                                                 1,375
                                                                     --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   9,050,000 shares issued and outstanding                              9,050
  Additional paid-in-capital                                           16,200
  Deficit accumulated during the development stage                     (1,972)
                                                                     --------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             23,278
                                                                     --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)           $ 24,653
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

VERVE VENTURES INC.
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                             From Inception on
                                                            February 23, 2010 to
                                                                October 31,
                                                                   2010
                                                                ----------
REVENUE
  Revenue                                                       $       --
                                                                ----------
OPERATING EXPENSES
  General and Administrative Expenses                                1,972
                                                                ----------

Total Operating Expenses                                             1,972
                                                                ----------
Net (loss) from Operation before Taxes                              (1,972)
Provision for Income Taxes                                              --
                                                                ----------

Net (loss)                                                      $   (1,972)
                                                                ==========

BASIC AND DILUTED EARNING (LOSS) PER COMMON SHARE -             $    (0.00)
                                                                ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             4,668,800
                                                                ==========


   The accompanying notes are an integral part of these financial statements.

VERVE VENTURES INC.
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on February 23, 2010 to October 31, 2010
--------------------------------------------------------------------------------

                                                                                           Deficit
                                                                                         Accumulated
                                                Number of                 Additional       During
                                                 Common                     Paid-in      Development
                                                 Shares        Amount       Capital         Stage         Total
                                                 ------        ------       -------         -----         -----
Balance at inception on February 23, 2010             --      $   --        $    --        $    --       $    --

Common shares issued for cash at $0.001        3,500,000       3,500             --             --         3,500

Common shares issued for cash at $0.003        3,000,000       3,000          6,000             --         9,000

Common shares issued for cash at $0.005        2,550,000       2,550         10,200             --        12,750

Net (loss), year ended October 31, 2010               --          --             --         (1,972)       (1,972)
                                               ---------      ------        -------        -------       -------

Balance as of October 31, 2010                 9,050,000      $9,050        $16,200        $(1,972)      $23,278
                                               =========      ======        =======        =======       =======


   The accompanying notes are an integral part of these financial statements.

VERVE VENTURES INC.
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                             From Inception on
                                                            February 23, 2010 to
                                                                October 31,
                                                                   2010
                                                                 --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $ (1,972)
  Adjustments to reconcile net loss to net
   cash provide by (used in) operating activities:
  Changes in operating assets and liabilities:
                                                                 --------

      Net cash provided by (used in) operating activities          (1,972)
                                                                 --------
CASH FLOWS FROM INVESTING ACTIVITIES

      Net cash provided by (used in) operating activities              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from Director                                               1,375
  Sale of common stock                                             25,250
                                                                 --------

      Net cash provided by (used in) financing activities          26,625
                                                                 --------

Net increase (decrease) in cash and equivalents                    24,653

Cash and equivalents at beginning of the period                        --
                                                                 --------

Cash and equivalents at end of the year                          $ 24,653
                                                                 ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during year for:
  Interest                                                       $     --
                                                                 ========

  Taxes                                                          $     --
                                                                 ========

NON-CASH ACTIVITIES                                              $     --
                                                                 ========


   The accompanying notes are an integral part of these financial statements.

VERVE VENTURES INC.
(A Development Stage Company)
Notes To The Financial Statements
October 31, 2010
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

VERVE VENTURES INC. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on February 23, 2010 and established a fiscal year end of October 31, 2010. The Company is in the development stage as defined under Statement on Financial Accounting Accounting Standards Codification FASB ASC 915-205"Development-Stage Entities." and it intends to provide waste removal and disposal services to corporate and individual clients in the United Kingdom. Our services will be focused on a client base that is willing to pay a premium to assure both social and environmental concerns are addressed in all aspects of waste collection and disposal. We intend to operate a fleet of vehicles and a sorting/storage facilities both of which will begin small and scalable.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, February 23, 2010 through October 31, 2010 the Company has accumulated losses of $1,972.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,972 as of October 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation
The Company's functional currency is the British Pound and its reporting currency is the United States dollar.

VERVE VENTURES INC.
(A Development Stage Company)
Notes To The Financial Statements
October 31, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f) Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Income Taxes
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

h) Basic and Diluted Net Loss per Share
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

1) Recent Accounting Pronouncements
In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company's financial statements, but did eliminate all references to pre-codification standards.

In February 2010, the FASB issued Accounting Standards Update ("ASU") No.2010-09, "Amendments to Certain Recognition and Disclosure Requirements" ("ASU2010-09"), which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

VERVE VENTURES INC.
(A Development Stage Company)
Notes To The Financial Statements
October 31, 2010
--------------------------------------------------------------------------------

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. No preferred shares have been authorized or issued.

As of September 30, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

In April 2010, the Company issued 3,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,500.

In July of 2010, the Company issued 3,000,000 shares of common stock at a price of $0.003 per share for total cash proceeds of $9,000.

In September of 2010, the Company issued 2,550,000 shares of common stock at a price of $0.005 per share for total cash proceeds of $12,750.

During the period February 23, 2010 (inception) to October 31, 2010, the Company sold a total of 9,050,000 shares of common stock for total cash proceeds of $25,250.

4. INCOME TAXES

As of October 31, 2009, the Company had net operating loss carry forwards of approximately $1,972 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

February 23, 2010, an officer and director Christopher Clitheroe had loaned the Company $1,275. On March 3, 2010 an officer and director Christopher Clitheroe had loaned the company $100. The loan is non-interest bearing, due upon demand and unsecured.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from October 31, 2010 through November 30, 2010, the date whereupon the financial statements were available issued and has determined that there are no items to disclose.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                 $     3.96
Transfer Agent Fees                                                 $ 5,000.00
Accounting fees and expenses                                        $ 5,500.00
Legal fees and expenses                                             $ 4,500.00
Edgar filing fees                                                   $ 1,000.00
                                                                    ----------

Total                                                               $16,003.96
                                                                    ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to Leslie Clitheroe on April 7, 2010. Mr. Clitheroe is our President, Chief Executive Officer, Treasurer and a director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Clitheroe was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We issued 500,000 shares of our common stock to Christopher Clitheroe on April 21, 2010. Mr. Clitheroe is our Secretary and a director. He acquired these 500,000 shares at a price of $0.001 per share for total proceeds to us of $500.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Clitheroe was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.003 per share to the following 10 purchasers on July 5, 2010:

                    Name of Subscriber          Number of Shares
                    ------------------          ----------------

                    Andrea Clitheroe                300,000
                    Jennifer Clitheroe              300,000
                    Katie Freeman                   300,000
                    Samantha Jones                  300,000
                    Matthew Murray                  300,000
                    Amy Naden                       300,000
                    Alex Hemmings                   300,000
                    Alexander Kilburn               300,000
                    Elizabeth Mellar                300,000
                    Carly McGuinness                300,000

The total amount received from this offering was $9,000. We completed this offering pursuant to Regulation S of the Securities Act

We completed an offering of 2,550,000 shares of our common stock at a price of $0.005 per share to the following 10 purchasers on September 7, 2010:

                    Name of Subscriber          Number of Shares
                    ------------------          ----------------

                    Edward Mason                    150,000
                    Holly Smith                     150,000
                    Laleh Yaghoobzadeh              150,000
                    Michael Jarvie                  150,000
                    Neil Bolton                     150,000
                    Richard Berkeley                150,000
                    Rachel Rotherham                150,000
                    Steven Cook                     150,000
                    Thomas Finlinson                150,000
                    Tom Ramsbottom                  150,000
                    Tara Whiley                     150,000
                    Jeni Ormerod                    150,000
                    Ryan Murray                     150,000
                    Jose Garcia Russo               150,000
                    Sara Mcculloch                  150,000
                    Gary Mcintosh                   150,000
                    Paul Darlington                 150,000

The total amount received from this offering was $12,750. We completed this offering pursuant to Regulation S of the Securities Act

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

EXHIBITS

     Exhibit
     Number                            Description
     ------                            -----------

     3.1           Articles of Incorporation
     3.2           By-Laws
     5.1           Legal opinion of Karen A, Batcher, with consent to use
     23.1          Consent of  Audit Firm

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on December 16, 2010.

                                        VERVE VENTURES INC.


                                        By: /s/ Leslie Clitheroe
                                            ------------------------------------
                                            Leslie Clitheroe
                                            President, Chief Executive Officer,
                                            Treasurer, Chief Accounting Officer,
                                            Chief Financial Officer and Director


                                        By: /s/ Christopher Clitheroe
                                            ------------------------------------
                                            Christopher Clitheroe
                                            Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                  Capacity in Which Signed             Date
     ---------                  ------------------------             ----


/s/ Leslie Clitheroe           President, Chief Executive      December 16, 2010
-----------------------------  OfficerTreasurer,
Leslie Clitheroe               Chief Accounting Officer,
                               Chief Financial Officer
                               and Director


/s/ Christopher Clitheroe      Secretary and Director          December 16, 2010
-----------------------------
Christopher Clitheroe